Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE
ASTROTECH REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS
•	Astrotech Space Operations (“ASO”), the Company’s core business, supported one mission which launched in the second quarter 2011, COSMO — SkyMed 4.
•
The Company retired its outstanding $5.1 million par value senior convertible notes, plus accrued interest, at maturity. Additionally, a new financing arrangement is in place, which includes a $7.0 million term loan and $3.0 million revolving credit facility.

•	GAAP net loss of $1.6 million for the second quarter 2011 on revenue of $4.6 million, down 34% and 13%, respectively, as compared to the first quarter of 2011.
Austin, Texas, February 04, 2011 — Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2011 second quarter ended December 31, 2010.
Second Quarter Results
The Company posted a second quarter fiscal year 2011 net loss of $1.6 million, or $(0.09) per diluted share on revenue of $4.6 million compared with a second quarter fiscal year 2010 net income of $1.7 million, or $0.09 per diluted share on revenue of $8.1 million.
“While we navigate through a slower launch schedule in fiscal 2011, we continue to maintain focus on controlling costs,” said Thomas B. Pickens III, Chairman and Chief Executive Officer of Astrotech. “I am pleased that we were able to build for the future, adding the previously announced NASA NPOESS and Navy MUOS contracts to our backlog.”
Update of Ongoing Operations
The Company’s 18-month rolling backlog, which includes contractual backlog and scheduled but uncommitted missions, was $24.4 million at December 31, 2010. The majority of the backlog is for ASO pre-launch satellite processing services, which include hardware launch preparation; advanced planning; use of unique satellite preparation facilities; and spacecraft checkout, encapsulation, fueling, transport, and command and control through launch.
In addition to providing support for missions in process at our facilities in Florida and California, ASO supported the successful launch of COSMO-SkyMed 4; the final satellite of the Italian built Constellation of Small Satellites for Mediterranean Basin Observation. The successful launch was conducted on a United Launch Alliance Delta II rocket on November 5, 2010.
Additionally, the Company secured two new contracts for the ASO business unit in the second quarter which were previously announced. The first award was a fully-funded task order under the Vandenberg Air Force Base (VAFB) indefinite delivery, indefinite quantity (IDIQ) contract in support of NASA’s National Polar-orbiting Operational Environmental Satellite System (NPOESS) Preparatory Project (NPP) mission scheduled to launch in October 2011. The second contract was from the Department of the Navy Space and Naval Warfare Systems Command for payload processing services in support of the Mobile User Objective System (MUOS) Program, representing up to five satellite launches.

Financial Position and Liquidity
Working capital was $6.8 million as of December 31, 2010, which included $7.2 million in cash and $2.5 million in accounts receivable. As previously announced, the $5.1 million of Senior Convertible Notes were retired in October 2010. The Company paid the $5.1 million of principal, plus accrued interest of $0.1 million, on the Senior Convertible Notes at the scheduled maturity. Additionally, ASO entered into a financing arrangement on October 21, 2010 with a commercial bank that allows the Company to borrow up to $10.0 million. The proceeds of the loan agreement were used to pay off the existing commercial debt and will fund future working capital needs. The financing arrangement includes a $7.0 million term loan and a $3.0 million revolving credit facility, both at floating rates of bank prime plus 0.25% (with a 4.00% floor).
About Astrotech Corporation
Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our Astrotech Space Operations (ASO) business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough Miniature Chemical Detector, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.
This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued United States government support and funding for key space programs, the ability to expand and maintain ASO, development of novel products and market acceptance of products and services, the continued availability of capital, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.
FOR MORE INFORMATION:
Scott Haywood
Corporate Marketing and Communications
Astrotech Corporation
512.485.9520
shaywood@astrotechcorp.com
Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
Revenue	$4,641	$8,080	$9,947	$15,842
Cost of revenue	3,438	2,674	6,924	5,602

Gross profit	1,203	5,406	3,023	10,240

Operating expenses:
Selling, general and administrative	2,119	3,270	4,426	6,345
Research and development	883	328	1,706	1,002

Total operating expenses	3,002	3,598	6,132	7,347

Income (loss) from operations	(1,799)	1,808	(3,109)	2,893
Interest and other expense, net	(35)	(79)	(138)	(339)

Income (loss) before income taxes	(1,834)	1,729	(3,247)	2,554

Income tax expense	(5)	(50)	(11)	(75)

Net income (loss)	(1,839)	1,679	(3,258)	2,479

Less: Net loss attributable to noncontrolling interest*	277	—	534	—

Net income (loss) attributable to Astrotech Corporation	$(1,562)	$1,679	$(2,724)	$2,479

Net income (loss) per share attributable to Astrotech Corporation, basic	$(0.09)	$0.10	$(0.15)	$0.15
Net income (loss) per share attributable to Astrotech Corporation , diluted	$(0.09)	$0.09	$(0.15)	$0.14

*
Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the December 31, 2010 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31,	June 30,
	2010	2010
Assets
Cash and cash equivalents	$7,210	$8,085
Accounts receivable, net	2,502	5,676
Short-term note receivable, net	—	675
Prepaid expenses and other current assets	750	528

Total current assets	10,462	14,964

Property, plant, and equipment, net	39,229	39,920
Other assets, net	917	19

Total assets	$50,608	$54,903

Liabilities and stockholders’ equity
Current liabilities	$3,625	12,341
Long-term liabilities	7,128	350
Stockholders’ equity	39,855	42,212

Total liabilities and stockholders’ equity	$50,608	$54,903

ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
(In thousands)
Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months		Six Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
EBITDA	$(1,245)	$2,334	$(2,005)	$3,959

Depreciation & amortization	554	526	1,104	1,066
Interest and other expense, net	35	79	138	339
Income tax expense	5	50	11	75

Net income (loss)	(1,839)	1,679	(3,258)	2,479

Net loss attributable to noncontrolling interest	(277)	—	(534)	—

Net income (loss) attributable to Astrotech Corporation	$(1,562)	$1,679	$(2,724)	$2,479

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.
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